                                  NEWS RELEASE

                                          (FIRSTCITY FINANCIAL CORPORATION LOGO)

Contact: Suzy W. Taylor
         (866) 652-1810

            FIRSTCITY FINANCIAL ANNOUNCES SECOND QUARTER 2004 RESULTS

         WACO, TEXAS AUGUST 3, 2004... FirstCity Financial Corporation (NASDAQ
FCFC) today announced net earnings to common stockholders for the quarter ended June 30, 2004 of $3.3 million or $.28 per share on a diluted basis.

Components of the results for the three and six months ended June 30, 2004 and 2003, respectively, are detailed below (dollars in thousands except per share data):


                                                   THREE MONTHS ENDED              SIX MONTHS ENDED
                                                        JUNE 30,                        JUNE 30,
                                                  2004            2003            2004            2003
                                               ----------      ----------      ----------      ----------
Portfolio Asset Acquisition and Resolution     $    2,424      $    4,636      $    6,467      $    6,413
Consumer                                            3,182           2,052           6,300           2,627
Corporate interest                                 (1,026)         (1,188)         (2,026)         (2,360)
Corporate overhead                                 (1,031)         (1,263)         (2,343)         (2,462)
                                               ----------      ----------      ----------      ----------
Earnings from continuing operations                 3,549           4,237           8,398           4,218
Loss from discontinued operations                    (250)           (420)           (250)           (420)
Accrued preferred dividends                            --             (67)             --            (133)
                                               ----------      ----------      ----------      ----------
Net earnings to common stockholders            $    3,299      $    3,750      $    8,148      $    3,665
                                               ==========      ==========      ==========      ==========
Diluted earnings per common share              $     0.28      $     0.33      $     0.69      $     0.33
                                               ==========      ==========      ==========      ==========


PORTFOLIO ASSET ACQUISITION AND RESOLUTION

Operating contribution for the quarter was $2.4 million, comprised of $7.5 million in revenues and $5.1 million of expenses. The business generated 56% of the revenues from domestic investments, 30% from investments in Latin America and 14% from investments in Europe. The major components of revenue for the quarter include servicing fees of $3.7 million, equity earnings in Acquisition Partnerships and servicing entities of $2.6 million and interest income of $.6 million.

Operating contribution from the Portfolio Asset Acquisition business for the quarter includes net foreign currency losses of $.4 million, comprised of $.7 million in Mexican peso losses and $.3 million of foreign currency gains related to cash collections of certain Euro investments. Quarterly results have been, and continue to be, impacted by fluctuations in foreign currencies. To help hedge against Euro fluctuations, FirstCity restructured its portfolio acquisition funding facility with The Bank of Scotland in April 2004 to allow the Company to borrow in Euros up to a U.S. dollar equivalent of $22.5 million. In June 2004, FirstCity borrowed 7.0 million Euros under the Bank of Scotland portfolio acquisition facility to refinance the outstanding balance of U.S. Dollar denominated loans it had with Cargill related to the acquisition of European portfolios. The company has subsequently used the Bank of Scotland portfolio acquisition facility to acquire a French portfolio with a Euro denominated loan. FirstCity continues to attempt to locate a Peso based financing facility


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to hedge its peso exposure. The following table details these impacts on corporate earnings (dollars in thousands):


                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                 JUNE 30,                       JUNE 30,
ILLUSTRATION OF THE EFFECTS OF  CURRENCY FLUCTUATIONS     2004            2003           2004             2003
-----------------------------------------------------  ----------      ----------     -----------     -----------
Net earnings to Common Stockholders as reported        $    3,299      $    3,750     $    8,148      $    3,665
Mexican Peso gains (losses)                                  (678)          1,110           (216)           (513)
Euro gains                                                    249             143            558             390
                                                       ----------      ----------     ----------      ----------
Peso exchange rate at valuation date                        11.45           10.41
Euro exchange rate at valuation date                         0.83            0.87

The Company and its Acquisition Partnerships purchased ten portfolios in the second quarter - seven domestic portfolios totaling $35 million, one Mexican portfolio for $41 million and two French portfolios for $10 million. The Company invested equity of $18.7 million in these portfolios. A summary of acquisitions for the recent quarters follows (dollars in millions):


                                                      LATIN                       INVESTED
                       DOMESTIC        EUROPE        AMERICA          TOTAL        EQUITY
                      ----------     ----------     ----------     ----------     ----------
      2004
2nd Quarter           $     35.3     $      9.8     $     40.7     $     85.8     $     18.7
1st Quarter           $      6.5     $       --     $      0.2     $      6.7     $      3.1
                      ----------     ----------     ----------     ----------     ----------
Year to Date 2004     $     41.8     $      9.8     $     40.9     $     92.5     $     21.8
                      ==========     ==========     ==========     ==========     ==========
      2003
4th Quarter           $     46.7     $     11.1     $       --     $     57.7     $      7.6
3rd Quarter                 39.3             --             --           39.3            3.9
2nd Quarter                  6.7           20.1            5.4           32.2           11.4
1st Quarter                   --             --             --             --             --
                      ----------     ----------     ----------     ----------     ----------
Total Year 2003       $     92.6     $     31.2     $      5.4     $    129.2     $     22.9*
                      ==========     ==========     ==========     ==========     ==========
Total Year 2002       $     61.4     $     98.7     $     11.7     $    171.8     $     16.7
                      ==========     ==========     ==========     ==========     ==========


* The Company invested $3.4 million in partnerships during 2003 in addition to the acquisitions above.

CONSUMER

Operating contribution for the quarter was $3.2 million, comprised of $4.1 million from the Company's investment in Drive and $.9 million of interest, taxes and other expenses. The Company owns a 31% interest in Drive Financial Services L.P., a sub prime auto lending company. Drive originated $177.5 million of receivables during the quarter compared to $127.7 million in the second quarter of 2003. Defaults and losses were 20.00% and 10.65%, respectively, at the end of the quarter compared to 21.46% and 11.07%, respectively, for the same period last year. These statistics reflect the weakness in the economy in prior periods and the resulting impact on used car prices, although recent indicators reflect an upward trend in used car prices. Delinquencies were 17.28% for the quarter, up from 6.00% the same period last year as a result of a change in collection strategies, which will in some instances allow Drive to provide borrowers additional time to cure delinquencies rather than pursue immediate repossession.

Net income from Drive continues to be positive as originations and the volume of portfolio assets grow over time. Based on information provided by Drive, the Company expects that this positive trend will continue.



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The following table details this trend (dollars in thousands):


                                                            INCOME BEFORE     PROVISIONS
                                  LOAN         TOTAL        PROVISIONS ON     ON RESIDUAL                 FIRSTCITY'S
               ORIGINATIONS    INVENTORY       ASSETS      RESIDUAL ASSETS      ASSETS      NET INCOME    31% SHARE
               -----------    -----------    ----------    ---------------    -----------   ----------    ----------
   2004
2nd Quarter    $  177,549     $  861,461     $1,074,036    $        13,211    $        --   $   13,211    $    4,095
1st Quarter       244,121        770,042        915,128             13,001             --       13,001         4,031
   2003
4th Quarter       102,228        623,389        738,829              6,308***      (2,087)       4,221         1,308
3rd Quarter       128,688        577,974        700,760              9,132         (3,904)       5,228         1,621
2nd Quarter       127,706        511,212        619,269              8,251         (1,240)       7,011         2,173
1st Quarter       126,118        443,099        551,412              3,707         (1,217)       2,490           689
               ----------     ----------     ----------    ---------------    -----------   ----------    ----------


*** Net of $3.7 million of additional provisions related to loans receivable.
Note: As of June 30, 2004, Drive holds on its balance sheet residual interests with a book value of $19.6 million compared with $45.3 million as of June 30, 2003.

DISCONTINUED OPERATIONS

The anticipated realizable value of the Company's investment in discontinued mortgage operations decreased to $5.5 million, net of reserves of $250,000, at June 30, 2004. Additional provisions of $250,000 were required during the second quarter of 2004.

PAYMENT OF DIVIDEND ON NEW PREFERRED STOCK

On July 29, 2004, the Company paid a dividend of $10.50 per share on its New Preferred Stock (NASDAQ FCFCO). The dividend was paid to holders of record as of July 22, 2004 and represented all dividends in arrears on the New Preferred Stock. The dividend covered the period from July 1, 1999 through June 30, 2004. Because the dividend was in excess of 25% of the value of the New Preferred Stock, the ex dividend date for the security was July 30, 2004, the day after the payable date. The company halted payment of dividends on New Preferred Stock as of July 1, 1999, due to liquidity constraints resulting from financial difficulties the company experienced at the time. Since then, the company's bank lending agreements have prohibited the payment of any dividends on New Preferred Stock. Giving consideration to its successful recapitalization in December of 2002, and resulting improvement in its balance sheet, liquidity and earnings, the Company recently sought and received a waiver of the restrictions on dividend payments from its lender.

There are currently 126,281 shares of New Preferred Stock outstanding. The issue, which matures in September 2005, has a $21.00 per share liquidation preference and $2.10 per share annual dividend rate. The company expects to make normal quarterly dividend payments of $.525 per share beginning in October of 2004, until the shares are retired.

ANNUAL MEETING

The Company will hold its annual meeting of stockholders on August 5, 2004 at the Company headquarters located at 6400 Imperial Drive, Waco, Texas 76712. The record date for the meeting is June 8, 2004.

CONFERENCE CALL

The Company will host a conference call to discuss the quarterly results today, Tuesday, August 3, 2004 at 9:00 a.m., CDT. James T. Sartain, the Company's President and Chief Executive Officer will lead the call. To participate, dial toll free 1-888-243-0812 and specify conference I.D. number 519375. International callers should dial 1-703-736-7293. Please dial in five minutes prior to the call. If you are unable to listen to the live conference call, a replay will be available by dialing 1-888-266-2081. For international callers the replay number is 1-703-925-2533. The pass code for the replay is 519375. The replay will be available through Tuesday, August 17, 2004.


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FORWARD LOOKING STATEMENTS

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words "expect", "intend", "plan", "estimate", "believe", "will be", "will continue", "will likely result", and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company's actual results to differ materially.

These factors include, but are not limited to, the performance of the Company's subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged, the Company's continued need for financing, availability of the Company's credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, uncertainties of any litigation arising from discontinued operations, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities; factors more fully discussed and identified under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," risk factors and other risks identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 30, 2004, as well as in the Company's other filings with the SEC.

Many of these factors are beyond the Company's control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution and consumer lending with offices in the U.S. and with affiliate organizations in France and Mexico. Its common (FCFC) and preferred (FCFCO) stocks are listed on the NASDAQ National Market System.


                                 (TABLES FOLLOW)

                         FIRSTCITY FINANCIAL CORPORATION
                              SUMMARY OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                             JUNE 30,                         JUNE 30,
                                                                  ------------------------------   ------------------------------
                                                                      2004              2003           2004              2003
                                                                  ------------      ------------   ------------      ------------
Revenues:
       Servicing fees from affiliates                             $      3,716      $      4,086   $      6,748      $      7,593
       Gain on resolution of Portfolio Assets                              162               272            237               967
       Equity in earnings of investments                                 7,757             6,933         16,969             9,024
       Interest income from affiliates                                     617               911          1,061             1,826
       Interest income - other                                              51               157            136               345
       Other income                                                        444               254          1,782               616
                                                                  ------------      ------------   ------------      ------------
             Total revenues                                             12,747            12,613         26,933            20,371
Expenses:
       Interest and fees on notes payable to affiliates                  2,268             1,804          4,797             3,695
       Interest and fees on notes payable - other                          102                52            171               114
       Interest on shares subject to mandatory redemption                   67                --            133                --
       Salaries and benefits                                             3,477             4,098          7,554             7,594
       Provision for (recovery of) loan and impairment losses               22               (56)            22               (22)
       Occupancy, data processing, communication and other               1,785             1,736          3,237             3,730
                                                                  ------------      ------------   ------------      ------------
             Total expenses                                              7,721             7,634         15,914            15,111
Earnings from continuing operations before income
       taxes and minority interest                                       5,026             4,979         11,019             5,260
Provision for income taxes                                                (471)             (133)          (583)             (254)
                                                                  ------------      ------------   ------------      ------------
Earnings from continuing operations before minority interest             4,555             4,846         10,436             5,006
Minority interest                                                       (1,006)             (609)        (2,038)             (788)
                                                                  ------------      ------------   ------------      ------------
Earnings from continuing operations                                      3,549             4,237          8,398             4,218
Loss from discontinued operations                                         (250)             (420)          (250)             (420)
                                                                  ------------      ------------   ------------      ------------
Net earnings                                                             3,299             3,817          8,148             3,798
Accumulated preferred dividends in arrears                                  --               (67)            --              (133)
                                                                  ------------      ------------   ------------      ------------
Net earnings to common stockholders                               $      3,299      $      3,750   $      8,148      $      3,665
                                                                  ============      ============   ============      ============

Basic earnings per common share are as follows:
          Earnings from continuing operations                     $       0.31      $       0.37   $       0.75      $       0.37
          Discontinued operations                                        (0.02)            (0.04)         (0.02)            (0.04)
          Net earnings per common share                           $       0.29      $       0.33   $       0.73      $       0.33
          Wtd. avg. common shares outstanding                           11,235            11,204         11,216            11,203

Diluted earnings per common share are as follows:
          Earnings from continuing operations                     $       0.30      $       0.37   $       0.71      $       0.37
          Discontinued operations                                        (0.02)            (0.04)         (0.02)            (0.04)
          Net earnings per common share                           $       0.28      $       0.33   $       0.69      $       0.33
          Wtd. avg. common shares outstanding                           11,820            11,204         11,806            11,203


                      SELECTED UNAUDITED BALANCE SHEET DATA

                                                  JUNE 30,      DECEMBER 31,
                                                   2004             2003
                                                -----------     -----------
Cash                                            $     3,823     $     2,745
Portfolio acquisition and resolution assets          91,971          80,428
Consumer assets                                      25,824          15,685
Deferred tax asset                                   20,101          20,101
Net assets of discontinued operations                 5,527           6,150
Total assets                                        160,942         132,139
Notes payable to affiliates                          97,856          88,628
Notes payable other                                   4,664           2,432
Preferred stock                                       3,978           3,846
Total common stockholders' equity                    35,915          28,969

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                     JUNE 30,                           JUNE 30,
                                                          -----------------------------      -----------------------------
                                                              2004             2003              2004              2003
                                                          ------------     ------------      ------------     ------------
SUMMARY OPERATING STATEMENT DATA FOR EACH BUSINESS
       Portfolio Asset Acquisition and Resolution:
          Revenues                                        $      7,470     $      9,823      $     16,412     $     16,659
          Expenses                                               5,024            5,243             9,923           10,268
                                                          ------------     ------------      ------------     ------------
          Operating contribution before provision for
             loan and impairment losses                          2,446            4,580             6,489            6,391
          Provision for loan and impairment losses                  22              (56)               22              (22)
                                                          ------------     ------------      ------------     ------------
          Operating contribution, net of direct taxes     $      2,424     $      4,636      $      6,467     $      6,413
                                                          ============     ============      ============     ============
       Consumer Lending:
          Revenues                                        $      5,137     $      2,716      $     10,177     $      3,577
          Expenses, net of minority interest                     1,955              664             3,877              950
                                                          ------------     ------------      ------------     ------------
          Operating contribution                          $      3,182     $      2,052      $      6,300     $      2,627
                                                          ============     ============      ============     ============

PORTFOLIO ASSET ACQUISITION AND RESOLUTION:
    OVERVIEW
    AGGREGATE PURCHASE PRICE OF PORTFOLIOS ACQUIRED:
       Acquisition partnerships
          Domestic                                        $     35,334     $      6,750      $     41,883     $      6,750
          Latin America                                         40,650            5,400            40,800            5,400
          Europe                                                 9,837           20,055             9,837           20,055
                                                          ------------     ------------      ------------     ------------
             Total                                        $     85,821     $     32,205      $     92,520     $     32,205
                                                          ============     ============      ============     ============

                                        PURCHASE        FIRSTCITY'S
HISTORICAL ACQUISITIONS - ANNUAL:        PRICE          INVESTMENT
---------------------------------     ------------     ------------
  2004 year to date                   $     92,520     $     21,832
  2003                                     129,192           22,944
  2002                                     171,769           16,717
  2001                                     224,927           24,319
  2000                                     394,927           22,140
  1999                                     210,799           11,203

                                         JUNE 30,           JUNE 30,
                                          2004               2003
                                       ------------     ------------
PORTFOLIO ACQUISITION AND RESOLUTION
ASSETS BY REGION:
  Domestic                             $     53,355     $     41,011
  Latin America                              18,788           16,840
  Europe                                     19,828           21,998
                                       ------------     ------------
   Total                               $     91,971     $     79,849
                                       ============     ============

                                                                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                           JUNE 30,                          JUNE 30,
                                                                 -----------------------------     -----------------------------
                                                                     2004             2003             2004             2003
                                                                 ------------     ------------     ------------     ------------
    REVENUES BY REGION:
          Domestic                                               $      4,185     $      5,387     $      8,328     $      9,794
          Latin America                                                 2,265            3,795            4,862            5,220
          Europe                                                        1,020              641            3,222            1,645
                                                                 ------------     ------------     ------------     ------------
             Total                                               $      7,470     $      9,823     $     16,412     $     16,659
                                                                 ============     ============     ============     ============

    REVENUES BY SOURCE:
          Equity earnings                                        $      2,639     $      4,217     $      6,814     $      5,447
          Servicing fees                                                3,716            4,086            6,748            7,593
          Interest income - loans                                         642            1,062            1,165            2,158
          Gain on sale of interest in equity investment                    --               --               --               --
          Gain on resolution of Portfolio Assets                          162              272              237              967
          Other                                                           311              186            1,448              494
                                                                 ------------     ------------     ------------     ------------
             Total                                               $      7,470     $      9,823     $     16,412     $     16,659
                                                                 ============     ============     ============     ============

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                               JUNE 30,                           JUNE 30,
                                                                   -------------------------------    -----------------------------
                                                                       2004               2003            2004             2003
                                                                   ------------       ------------    ------------     ------------
ANALYSIS OF EQUITY INVESTMENTS IN ACQUISITION PARTNERSHIPS:
FIRSTCITY'S AVERAGE INVESTMENT IN ACQUISITION PARTNERSHIPS
       Domestic                                                    $     37,162       $     33,089    $     36,951     $     33,109
       Latin America                                                      1,065              1,036           1,054            1,040
       Europe                                                            12,200             11,628          13,158           11,535
       Europe-Servicing subsidiaries                                      4,571              3,737           4,535            3,575
                                                                   ------------       ------------    ------------     ------------
          Total                                                    $     54,998       $     49,490    $     55,698     $     49,259
                                                                   ============       ============    ============     ============

FIRSTCITY SHARE OF EQUITY EARNINGS (LOSS):
       Domestic                                                    $      2,594       $      3,264    $      4,543     $      5,611
       Latin America                                                       (890)               390            (778)          (1,670)
       Europe                                                               789                460           2,573            1,187
       Europe-Servicing subsidiaries                                        146                103             476              319
                                                                   ------------       ------------    ------------     ------------
          Total                                                    $      2,639       $      4,217    $      6,814     $      5,447
                                                                   ============       ============    ============     ============

SELECTED OTHER DATA:
AVERAGE INVESTMENT IN WHOLLY OWNED PORTFOLIO ASSETS
    AND LOANS RECEIVABLE:
       Domestic                                                    $     10,500       $      8,262    $      8,509     $      8,553
       Latin America                                                     16,770             14,816          15,284           14,877
       Europe                                                             1,426              1,001           1,805              715
                                                                   ------------       ------------    ------------     ------------
          Total                                                    $     28,696       $     24,079    $     25,598     $     24,145
                                                                   ============       ============    ============     ============

INCOME FROM WHOLLY OWNED PORTFOLIO ASSETS AND LOANS
RECEIVABLE:
       Domestic                                                    $        250       $        462    $        446     $      1,375
       Latin America                                                        537                855             913            1,733
       Europe                                                                17                 17              43               17
                                                                   ------------       ------------    ------------     ------------
          Total                                                    $        804       $      1,334    $      1,402     $      3,125
                                                                   ============       ============    ============     ============

SERVICING FEE REVENUES:
       Domestic partnerships:
          $ Collected                                              $     31,085       $     40,644    $     57,438     $     64,694
          Servicing fee revenue                                           1,223              1,541           2,261            2,582
          Average servicing fee %                                           3.9%               3.8%            3.9%             4.0%
       Latin American partnerships:
          $ Collected                                              $     20,249       $     13,513    $     35,095     $     30,025
          Servicing fee revenue                                           2,400              2,484           4,356            4,879
          Average servicing fee %                                          11.9%              18.4%           12.4%            16.2%
       Incentive service fees                                      $         93       $         61    $        131     $        132
       Total Service Fees:
          $ Collected                                              $     51,334       $     54,157    $     92,533     $     94,719
          Servicing fee revenue                                           3,716              4,086           6,748            7,593
          Average servicing fee %                                           7.2%               7.5%            7.3%             8.0%

SERVICING PORTFOLIO (FACE VALUE)
       Domestic                                                    $    442,710       $    361,957
       Latin America                                                  1,159,490          1,222,626
       Europe                                                           832,692            905,224
                                                                   ------------       ------------
          Total                                                    $  2,434,892       $  2,489,807
                                                                   ============       ============

NUMBER OF PERSONNEL AT PERIOD END:
          Domestic                                                           60                 70
          Latin America                                                     144                166
                                                                   ------------       ------------
       Total personnel                                                      204                236
                                                                   ============       ============

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                          JUNE 30,                             JUNE 30,
                                                            --------------------------------       --------------------------------
                                                                2004              2003                  2004              2003
                                                            --------------    --------------       --------------    --------------
CONSUMER LENDING: (1)

    Retail installment contracts acquired                   $      177,549    $      127,706       $      421,670    $      253,825
    Origination characteristics:
          Face value to wholesale value                              99.47%            98.71%              101.14%            98.79%
          Weighted average coupon                                    21.18%            21.04%               21.13%            20.97%
          Purchase discount (% of face value)                        16.56%            17.50%               17.01%            17.29%

    Servicing portfolio (face value in $)                        1,094,817           768,889
    Defaults (% of original balance at time of default)              20.00%            21.46%
    Net loss on defaults after recovery                              10.65%            11.07%
    Delinquencies (% of total serviced portfolio)                    17.28%             6.00%
    Equity in earnings of Drive                             $        5,118    $        2,716       $       10,155    $        3,577
    Minority interest                                               (1,023)             (543)              (2,029)             (715)
                                                            --------------    --------------       --------------    --------------
       Net equity in earnings of Drive                      $        4,095    $        2,173       $        8,126    $        2,862
                                                            ==============    ==============       ==============    ==============

(1) Auto lending business conducted by Drive Financial Services LP, of which FirstCity owns 31% and accounts for its investment using the equity method of accounting.


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